Exhibit 10.11

AMENDMENT TO PERSONAL EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of August 1, 2012 (the “Effective Date”), by and between LabStyle Innovation Ltd., a company organized under the laws of the State of Israel (the “Company”) and Motty Hershkowitz (the "Employee").

WHEREAS	Employee and Company have entered into a Personal Employment Agreement dated March 18, 2012 (the "Employment Agreement"); and

WHEREAS	Employee has requested to amend certain terms and conditions set forth in the Employment Agreement and the Company agreed as set forth herein.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:

1.	Capitalized Terms. Any capitalized terms not defined in this Amendment shall have the meaning ascribed to it in the Employment Agreement.

2.	Amendments to the Employment Agreement.

The following Amendments to the Employment Agreement shall be effective as of the Effective Date:

2.1	Section 11 to the Employment Agreement (Insurance and Social Benefits) shall be deleted and replaced in its entirety to read as follows:

“11. Insurance and Social Benefits. The Company will insure the Employee under a "Manager's Insurance Scheme" (the "Insurance Scheme") as follows: (i) the Company will pay an amount equal to 5% (five percent) of the Agreed Amount towards a fund for life insurance and pension; (ii) the Company will pay an amount of up to 2.5% (two percent and one half of a percent) of the Salary for a fund for the event of loss of working ability ("Ovdan Kosher Avoda"); and (iii) the Company will pay an amount equal to 8 1/3% (eight percent and one third of a percent) of the Salary towards a fund for severance compensation (the "Company’s Severance Contribution"). Similarly, at the beginning of each month the Company shall deduct from the Salary an amount equal to 5% of the Agreed Amount for the preceding month, and shall pay such amount as premium payable in respect of the provident compensation component of the Insurance Scheme. Additionally, the Company together with the Employee will maintain an advanced study fund ("Keren Hishtalmut") and the Employee and the Company shall contribute to such fund an amount equal to 2.5% (two percent and one half of a percent) of the Agreed Amount and 7.5% (seven percent and one half of a percent) of the Agreed Amount, respectively, provided however that neither party shall contribute nor shall the Company deduct from each monthly Salary an amount greater than the maximum amount exempt from tax payment under applicable laws. All of the Employee's aforementioned contributions shall be transferred to the above referred to plans and funds by the Company by deducting such amounts from each monthly Salary payment. For the purpose of this Section 11 the "Agreed Amount" shall mean NIS 20,000.

The Employee acknowledges and agrees that Section 14 of the Severance Law will apply only up to the Agreed Amount. The Employees hereby waives and relinquishes any amounts exceeding such Agreed Amount in any circumstances whatsoever.”

2.2	Section 8 of Exhibit A to the Employment Agreement shall be amended that, as of the Effective Date, the Employee’s monthly Salary shall be NIS 26,000.

2.3	Exhibit C to the Employment Agreement shall be deleted and replaced in its entirety with Exhibit C attached hereto.

3.	No Other Amendments. Upon the execution hereof, this Amendment shall have the effect of amending the Employment Agreement only in so far as required to give effect to the provisions herein. Unless otherwise specifically provided for herein, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

4.	Entire Agreement. Upon execution, this Amendment shall be deemed an integral part of the Employment Agreement, and the Agreement shall be read as one amended agreement for all purposes.

IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment effective as of the Effective Date.

Employee:	The Company:

/s/ Shilo Ben Zeev	/s/ Motty Hershkowitz
Motty Hershkowitz	LabStyle Innovation Ltd.

	Name:	Shilo Ben Zeev

	Title:	President